SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 2.02. Results of Operations and Financial Condition.

On March 31, 2006, Adams Resources & Energy, Inc., a Delaware corporation, issued a press release announcing its financial results for the fourth quarter ended December 31, 2005. A copy of the earnings release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: March 31, 2006                                     By: /s/ Richard B. Abshire
                                                    Richard B. Abshire
                                                    Chief Financial Officer

Exhibit 99.1

ADAMS RESOURCES ANNOUNCES FOURTH QUARTER 2005 EARNINGS

Houston (March 31, 2006) -- Adams Resources & Energy, Inc., (AMEX-AE), announced unaudited fourth quarter 2005 net earnings of $7,607,000 or $1.80 per common share on revenues totaling $657,988,000. This compares to unaudited fourth quarter 2004 net earnings of $2,200,000 or $.52 per share on revenues of $562,146,000. Net earnings for 2005 totaled $17,641,000 or $4.18 per share. Revenues for 2005 totaled $2,364,833,000.

A summary of operating results follows:

	Fourth Quarter
	2005	2004
Operating earnings
Marketing	$10,462,000	$3,868,000
Transportation	1,489,000	1,971,000
Oil and gas	2,174,000	193,000
General & administrative	(3,174,000)	(2,293,000)
Interest, net	24,000	(6,000)
Income tax (provision)	(3,961,000)	(1,553,000)

Earnings from continuing operations	7,014,000	2,180,000

Income from discontinued operations	593,000	20,000

Net earnings	$7,607,000	$2,200,000

Chairman K.S. "Bud" Adams, Jr., attributed a substantial portion of the fourth quarter 2005 earnings increase to certain non-recurring items within the Company’s marketing segment. During the current quarter, the Company reduced expenses by an after tax amount totaling $2,210,000 from the reversal of previously recorded accrual items following the final “true-up” of the accounting for such items. Further, the Company collected and recognized as a reduction in after-tax expenses some $1,011,000 of previously disputed and fully reserved items. In addition, income from discontinued operations included a net after tax gain of $601,000 following the sale of certain oil and gas properties. The Company does not anticipate the recurrence of similar such items in 2006. The Company also benefited from improved earnings in its oil and gas segment during the fourth quarter of 2005 due to increased prices for crude oil and natural gas.

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated. Such factors include, among others, (a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between crude oil and natural gas contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, and (i) the availability of capital, (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities, (p) commodity price volatility and (q) successful completion of drilling activity. These and other risks are described in the Company’s reports that are on file with the Securities and Exchange Commission.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Revenues	$2,364,833	$2,069,087	$657,988	$562,146

Costs, expenses and other	(2,339,481)	(2,055,353)	(647,013)	(558,413)
Income tax (provision)	(8,583)	(4,996)	(3,961)	(1,553)
Earnings from continuing operations	16,769	8,738	7,014	2,180
Income (loss) from discontinued
operations, net of tax	872	(130)	593	20

Net earnings	$17,641	$8,608	$7,607	$2,200

Earnings (loss) per share
From continuing operations	$3.97	$2.07	$1.66	$.51
From discontinued operations	.21	(.03)	.14	.01

Basic and diluted net earnings per
Common share	$4.18	$2.04	$1.80	$.52

Dividends per common share	$.37	$.30	$.37	$.30

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2005	2004
ASSETS
Cash	$18,817	$19,942
Other current assets	251,633	189,397
Total current assets	270,450	209,339

Net property & equipment	39,896	29,076
Other assets	2,316	439
	$312,662	$238,854
LIABILITIES AND EQUITY
Total current liabilities	$231,129	$173,550
Long-term debt	11,475	11,475
Deferred taxes and other	4,402	4,254
Shareholders’ equity	65,656	49,575
	$312,662	$238,854